SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549


                                 FORM 8-K
               _____________________________________________

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

  Date of  Report (Date of earliest event reported):  February 25, 1997


                               US WATS, INC.

          (Exact name of Registrant as Specified in its Charter)


                                  0-22944
                         (Commission File Number)

         New York                                 22-3055962
-----------------------------------        ------------------------------
(State of Other Jurisdiction of            (IRS Employer Identification
      Incorporation)                                  Number)



                        111 Presidential Boulevard
                                 Suite 114
                      Bala Cynwyd, Pennsylvania 19004
                   -------------------------------------
(Address, including zip code, of Registrant's Principal Executive Offices)

                              (610) 660-0100
           (Registrant's telephone number, including area code)



ITEM 5.  OTHER EVENTS

The following summarizes recent strategic initiatives implemented by the Board of Directors of the Company, resulting executive management changes, and the associated issuance's and termination's of stock options as a result of the recently hired executives.

Strategic Initiatives

US Wats, Inc. currently operates as a facilities based Interexchange Long Distance Carrier with customers generally located in the Mid-Atlantic States. The Company's primary products include outbound 1+, inbound 800/888, and calling cards marketed primarily through agents and resellers.

As a result of the deregulation of the local telephone market, the Company has decided to obtain certification to be a Competitive Local Exchange Carrier (CLEC) in the Mid-Atlantic states. The Company's primary focus will be to provide a bundled product offering of local and long distance services to commercial accounts within the region. The Company intends to continue to pursue and grow its existing base of agent and reseller revenue however it intends on focusing these efforts generally in the Mid-Atlantic states. As a result, the Company does not expect to pursue its network and customer development efforts in the Mid-West and California regions. As a first step, the Company has recently recruited executive management experienced both in the provision of local dial tone service and long distance service to implement the Company's new strategic initiatives.


Executive Management Changes and Additions

On December 16, 1996 the Company hired Kevin M. O'Hare, age 36, as the Company's new President and Chief Executive Officer. Effective December 16, 1996, Aaron R. Brown, Director, Chief Executive Officer and Treasurer resigned his positions as Chief Executive Officer and Treasurer. Mr. O'Hare's appointment also replaced Mr. Mark J. Scully as the President whose employment with the Company was terminated effective December 30, 1996. The options to purchase 850,000 shares of the Company's Common Stock previously granted to Mr. Scully terminated with employment on December 30, 1996.

Also on December 16, 1996 the Company hired Mr. David B. Hurwitz, age 34, as Executive Vice President of Sales and Marketing. Effective December 16, 1996, Mr. Stephen J. Parker Director, Chief Operating Officer and Secretary resigned his position as Chief Operating Officer.

Prior to joining US Wats, Inc., Mr. O'Hare served from 1995 to 1996 as the Corporate Executive Vice President of C-TEC a public company in the telecommunications industry with $370 million in revenue. Prior to his role at C-TEC Mr. O'Hare served in a general management capacity for ACC Long Distance Corp. from 1994 to 1995. Prior to joining ACC, Mr. O'Hare managed telephone companies for Rochester Telephone including two Local Exchange Carriers from 1985 to 1993; the Seneca Gorham Telephone Company and The AuSable Valley Telephone Company.

Mr. Hurwitz, prior to joining US Wats, Inc. served as the Vice President of Sales and Marketing of Commonwealth Long Distance, a C-TEC company from 1995 to 1996. Prior to his position with C-TEC, Mr. Hurwitz served as Executive Vice President and Chief Operating Officer of InterNet Communication Services, Inc. and as General Manager of FiberNet from 1992 to 1995 both of which were affiliated companies. Mr. Hurwitz has also held sales and sales management positions with Frontier, (formerly RCI Long Distance) a subsidiary of Rochester Telephone from 1985 to 1992.

On January 10, 1997, the Company hired Mr. Mark Mendes, age 34, as its Chief Operating Officer. Prior to joining US Wats, Inc., Mr. Mendes served as the Vice President, Service & Technology for ACCESS Teleconferencing International where he was responsible for daily operations, switch and telecommunications systems management, access cost management, and customer service. Prior to joining ACCESS, Mr. Mendes was Vice President of Engineering and Operations of InterNet Communications Services, Inc. from 1993 to 1995. Prior to InterNet Communications Services Mr. Mendes was the Director of Network Development at FiberNet, Inc. From 1986 to 1992, Mr. Mendes was employed by Rochester Telephone in various management positions relating to service and maintenance of subscriber lines.


Employment Agreements Executed

The Company executed employment agreements with Messrs. O'Hare and Hurwitz effective December 16, 1996 and January 6, 1997 respectively. Each contract is for a term of three (3) years from the effective date and contain cost of living increases of not less than the increase in the consumer price index. The base salary payable to Messrs. O'Hare and Hurwitz is $200,000 and $150,000 respectively.

In addition, Mr. O'Hare shall be eligible to participate in the company's profit sharing bonus pool to be implemented by the Company's Compensation Committee. Such pool when created shall not exceed 7% of the Company's pre-tax income. If the bonus pool is not implemented before the first anniversary of the Term, then Mr O'Hare shall be entitled to receive a cash bonus equal to 3.5% of the Company's net pre-tax income.

Under Mr Hurwitz's contract, he shall be entitled to receive cash bonus payments in an amount up to his then base salary based upon to be determined performance criteria. Until such time that the performance criteria is established, Mr Hurwitz shall be entitled to a monthly cash bonus payment equal to one quarter of one percent of the Company's total revenue provided such monthly bonus shall not exceed one twelfth of his annual base salary.

Under each of the agreements, the Company shall provide term life insurance in an amount of not less than two (2) times each executive's annual yearly salary and an after tax automobile allowance of $600 per month.

On January 10, 1997, the Company executed an employment agreement with Mr. Mark Mendes. The base salary payable to Mr. Mendes under the agreement is $162,000 per year. The agreement with Mr. Mendes is for a term of three
(3) years from the effective date and contains cost of living increases of not less than the increase in the consumer price index from the preceding year. Under the agreement, the Company shall provide term life insurance in an amount not less than two (2) times the executive's yearly salary, an after tax automobile allowance of $600 per month, and participation in the Company's profit sharing bonus pool to be established by the Company's Compensation Committee.


Stock Option Transactions

In connection with their resignations as officers of the Corporation, Messrs. Brown and Parker agreed to terminate certain of their previously granted Incentive Stock Options. Messrs. Brown and Parker each canceled 300,000 Incentive Stock Options granted on September 1, 1993 which were scheduled to vest on the attainment of certain performance criteria based upon revenue and net income targets.

In connection with their employment agreements, Messrs. O'Hare and Hurwitz were granted both Incentive Stock Options and Non-qualified stock options. These agreements were subsequently amended as detailed below.

Pursuant to the Company's Stock Option Plan as amended and restated effective August 13, 1996, (the "Plan") Mr. O'Hare was originally granted options to purchase 1,100,000 shares of Common Stock of the Company. The options were issued under two separate agreements one of which covered Incentive Stock Options for 600,000 shares of Common Stock ("First Option") and the second of which covered Non-Qualified Stock Options for 500,000 shares of Common Stock (the "Second Option"). Under the First Option, 300,000 shares vested immediately and 150,000 shares were to vest on each successive anniversary of the date of grant. The exercise price under the First option was $1.03125. Under the Second Option, an aggregate of up to 500,000 shares of Common Stock were to be vested in 125,000 share increments in accordance with certain stock price performance criteria contained in the associated option agreement. The exercise price for the four 125,000 share groups of Second Options was the average of the bid and ask less a discount of 15% provided that the stock traded at or above $1.50, $2.00, $2.50, and $3.00 respectively.

Pursuant to the Company's Stock Option Plan as amended and restated effective August 13, 1996, Mr. Hurwitz was originally granted options to purchase 700,000 shares of Common Stock of the Company. The options were issued under two separate agreements one of which covered 400,000 shares of Common Stock ("First Option") and the second of which covered 300,000 shares of Common Stock ("the Second Option"). Under the First Option, 200,000 shares shall vest immediately and 100,000 were to vest on each successive anniversary of the date of grant. Under the Second option, an aggregate of up to 300,000 shares of Common Stock were to be vested in 75,000 share increments in accordance with certain stock price performance criteria contained in the associated option agreement. The exercise price for the four 75,000 share groups of Second Options was the average of the bid and ask less a discount of 15% provided that the stock traded at or above $1.50, $2.00, $2.50, and $3.00 respectively.

On January 10, 1997, the stock option agreements for Messrs. O'Hare and Hurwitz were amended by converting all of the Incentive Stock Options to Non-Qualified options and converting the exercise prices of the original Non-Qualified options from the discounted amounts stated above to $1.30. The fair market value of the Company's stock on January 10, 1997 was $1.25.

The vesting of Mr. O'Hare's 500,000 Non-Qualified options was amended to 170,000 vesting upon the first anniversary of employment, 165,000 vested on the second anniversary, and 165,000 vested on the third anniversary of employment.

The vesting of Mr. Hurwitz's 300,000 Non-Qualified options was amended to 100,000 vesting upon the first anniversary of employment, 100,000 vested on the second anniversary, and 100,000 vested on the third anniversary of employment.

Pursuant to the Company's Stock Option Plan as amended and restated effective August 13, 1996, Mr. Mendes was granted 350,000, Non-Qualified Stock Options exercisable at $1.25. Under the option, 170,000 shares shall be immediately vested, and 60,000 shall be vested on the first, second, and third successive anniversaries of the date of grant.

Board of Directors Changes

On January 8, 1997, Kevin O'Hare was elected by the Board as a Director of the Corporation

On January 14, 1997, Aaron Brown resigned from the Board of Directors as Chairman and as an employee. The Company executed a consulting agreement with Mr. Brown upon his resignation from the Company as an employee. The consulting agreement executed with Mr. Brown was for a term of six (6) years terminating on January 13, 2003 with an automatic extension of one
(1) year unless either party serves upon the other written notice of its intent not to renew no later than thirty (30) days prior to the expiration of the initial term. Mr. Brown will be compensated under the agreement at a rate of $125,000 annually increased annually by the increase in the Consumer Price Index. As a result of Mr. Brown's resignation, 300,000 Incentive Stock Options granted on September 1, 1993 terminated.

On February 11, 1997, the Company announced the appointment of Tansukh Ganatra to its Board of Directors. Mr. Ganatra currently serves as President and Chief Operating Officer for US LEC, a privately held competitive local exchange carrier in Charlotte, N.C.. Prior to founding US LEC, Mr. Ganatra was employed by ACC Corp. during various periods starting in 1987. While at ACC, Mr. Ganatra held several positions including Executive Vice President of ACC Corp., Vice President of Engineering/Operations of ACC Long Distance Corp., President of ACC Long Distance Corp.., and President and Chief Operating Officer of ACC Corp. Prior to joining ACC Corp. Mr. Ganatra held various positions with Rochester Telephone Corp. (now Frontier Corporation).

Currently, the Board of Directors of US WATS, Inc. is composed of Mr. Steve Parker, Secretary, Kevin O'Hare, CEO, and outside directors Mr. Murray Goldberg, and Mr. Tan Ganatra


Item 5. Exhibits

10.08 Employment Agreement dated December 16, 1996 between US WATS, Inc. and Kevin M. O'Hare
10.09 Employment Agreement dated December 16, 1996 between US WATS, Inc. and David B. Hurwitz
10.10 Employment Agreement dated January 10, 1997 between US WATS, Inc. and Mark Mendes
10.11     Amended Employment Agreement dated January 10, 1997 between
          US WATS, Inc. and Kevin M. O'Hare
10.12     Amended Employment Agreement dated January 10, 1997 between
          US WATS, Inc. and David B. Hurwitz
10.13 Consulting Agreement dated January 14, 1997 between US WATS, Inc. and Aaron R. Brown




                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   US WATS, Inc.
                                   (Registrant)


                                   By: /s/ Kevin M. O'Hare
                                       ---------------------------
                                       Kevin M. O'Hare
                                       Chief Executive Officer, Director


                                   By: /s/ Ward Schultz
                                       ---------------------------
                                       Ward Schultz
                                       Chief Financial Officer


Dated: February 25, 1997